UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report  (Date of earliest event reported)        July 31, 2003
                                                  ----------------------------


                         eRoomSystem Technologies, Inc.
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               (Exact name of Registrant as specified in charter)


                                     Nevada
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                 (State or other jurisdiction of incorporation)



              000-31037                             87-0540713
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       (Commission File Number)           (IRS Employee Identification No.)


                  106 East 13200 South, Draper, Utah      84020
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             (Address of principal executive offices)   (Zip Code)


Registrant's telephone number, including area code      (800) 316-3070
                                                    -------------------------

                                 Not Applicable
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          (Former name or former address, if changed since last report)

Item 5.  Other Events.

     On July 31, 2003, Mr. John J. Prehn resigned from the Board of Directors, Compensation Committee and Audit Committee of eRoomSystem Technologies, Inc. (the "Company"). Mr. Prehn's resignation was not related to any disagreement with the Company on any matter pertaining to the Company's operations, policies or practices. Mr. Prehn has served on the Board of Directors of the Company since August 2000, following the Company's completion of its initial public offering. The Company is grateful to Mr. Prehn for his service. At this time, the Company has not filled the vacancy on the board created by Mr. Prehn's resignation.

     On July 31, 2003, Mr. Derek K. Ellis resigned as chief accounting officer and treasurer of eRoomSystem Technologies, Inc. (the "Company"). The resignation of Mr. Ellis was not related to any disagreement with the Company on any matter pertaining to the Company's operations, policies or practices. Mr. Ellis continues as an employee of the Company and serves as a member of the board of directors of its wholly owned subsidiaries, eRoomSystem Services, Inc., eRoomSystem SPE, Inc. and RSi BRE, Inc. Mr. David S. Harkness will serve as the chief accounting officer and treasurer until a suitable replacement is named.

     The Company continues to seek third party financing, but there can be no assurance that such third party financing will be obtained in a timely manner.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          eROOMSYSTEM TECHNOLOGIES, INC.
                                                  (Registrant)



Date:  August 4, 2003                     By:     /s/ David S. Harkness
                                                  -----------------------------
                                                  David S. Harkness
                                                  Chief Executive Officer,
                                                  President and Chairman